UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 1, 2013 (December 20, 2012)

Carrollton Bancorp
(Exact name of registrant as specified in its charter)

Maryland	000-23090	52-1660951
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

7151 Columbia Gateway Drive, Suite A Columbia, Maryland (Address of principal executive offices)	21046 (Zip Code)

(410) 312-5400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[x] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 28, 2013, Carrollton Bancorp (“Carrollton”), Jefferson Bancorp, Inc. (“Jefferson”) and Financial Services Partners Fund I, LLC (“FSPF”) entered into the Second Amendment (“Amendment”) to Agreement and Plan of Merger, dated as of April 8, 2012, as amended as of May 7, 2012 (the “Merger Agreement”).  Pursuant to the Amendment, the termination date of the Merger Agreement has been extended.

Under the terms of the Amendment, the Merger Agreement can be terminated by Carrollton or Jefferson at any time after either March 15, 2013 or after April 19, 2013, depending on the timing of the receipt of a designated regulatory approval.  Previously, the Merger Agreement could have been terminated by either party at any time after February 28, 2013 if the merger of Carrollton and Jefferson (the “Merger”) had not been completed on or before that date.

As disclosed in Carrollton's Proxy Statement, dated July 11, 2012 (the "Proxy Statement"), it is a condition to closing under the Merger Agreement that the acquisition of Carrollton by FSPF through the merger with Jefferson be approved by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"). If the required approval of the Federal Reserve Board (the “FRB Approval”) is not received by March 15, 2013, either Jefferson or Carrollton may terminate the Merger Agreement at any time.  If the FRB Approval is received by March 15, 2013 but the Merger is not consummated by April 19, 2013, either Jefferson or Carrollton may terminate the Merger Agreement at any time.

The foregoing description of the Amendment and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 2.1 and to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to Carrollton’s Current Report on Form 8-K filed on April 10, 2012, and amended by the First Amendment thereto, a copy of which was filed as Exhibit 2.1 to Carrollton’s Current Report on Form 8-K filed on May 7, 2012.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 20, 2012, Carrollton designated Beatrice McQuarrie, age 56, as principal accounting officer of Carrollton effective upon the departure of Mark Semanie. Ms. McQuarrie has served as a Vice President and Controller of Carrollton since December 2011 and served as interim controller from August 2011 to December 2011.  Prior to joining Carrollton, Ms. McQuarrie worked at Wall Street Institute from 2005 to 2011 as Director, Accounting Operations.  Prior to those positions, she had over 10 years prior experience in accounting-related positions in the banking industry.

There was no arrangement or understanding between Ms. McQuarrie and any other person pursuant to which he was selected as an officer. There are no family relationships between Ms. McQuarrie and any director, executive officer or person nominated or chosen by Carrollton to become a director or executive officer. There are no transactions since January 1, 2012, or any currently proposed transaction, in which Carrollton was or is to be a party and the amount involved exceeds $120,000, and in which Ms. McQuarrie had or will have a direct or indirect material interest.

In connection with her appointment as principal accounting officer, Ms. McQuarrie will receive (i) a $20,000 bonus payable as of March 31, 2013 and (ii) a $20,000 retention bonus payable 90 days after the Merger, each bonus only payable if Ms. McQuarrie is an employee of Carrollton at such time.  There are no other additional material plans, contracts or arrangements of Carrollton to which Ms. McQuarrie is currently a party or in which she participates that were entered into, or material amendments in connection with Ms. McQuarrie’s appointment as principal accounting officer, nor any grants or awards to Ms. McQuarrie or any modifications thereto, under any such plan, contract or arrangement in connection with Ms. McQuarrie’s appointment as principal accounting officer.

Item 7.01.	Regulation FD Disclosure

A copy of the press release issued to announce the execution of the Amendment is included as Exhibit 99.1 to this report.

In accordance with General Instruction B.2 of Form 8-K, the press release is deemed to be "furnished" and shall not be deemed "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933, or the Securities Exchange Act of 1934, each as amended.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
2.1	Second Amendment to Agreement and Plan of Merger, dated as of February 28, 2013, by and among Carrollton Bancorp, Jefferson Bancorp, Inc. and Financial Services Partners Fund I, LLC
99.1	Press Release of Carrollton Bancorp, dated March 1, 2013

Important Information for Investors and Stockholders

This press release contains statements relating to a proposed merger between Carrollton and Jefferson that is the subject of a proxy statement, filed by Carrollton with the SEC. This press release is not a substitute for the proxy statement or any other document that the Carrollton has filed or may file with the SEC or that Carrollton or Jefferson has sent or may send to its stockholders in connection with the proposed merger. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ALL OTHER RELEVANT DOCUMENTS THAT HAVE BEEN OR MAY BE FILED WITH THE SEC OR SENT TO SHAREHOLDERS, INCLUDING THE DEFINITIVE PROXY STATEMENT AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN AND WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. All such documents, when filed, are available in the case of Carrollton, free of charge at the SEC’s website (www.sec.gov) or by directing a request to Carrollton through Beatrice McQuarrie at 410-737-7404 and, in the case of Jefferson, by directing a request to Kevin Cashen at 410-427-3707.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARROLLTON BANCORP

		By:	/s/ Robert A. Altieri
		Name:	Robert A. Altieri
Date:	March 1, 2013	Title:	Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description
2.1	Second Amendment to Agreement and Plan of Merger, dated as of February 28, 2013, by and among Carrollton Bancorp, Jefferson Bancorp, Inc. and Financial Services Partners Fund I, LLC
99.1	Press Release of Carrollton Bancorp, dated March 1, 2013